Exhibit 10.78

English Translation

BUSINESS OPERATION AGREEMENT

The Business Agreement (hereinafter referred to as the “Agreement”) was entered into on September 30, 2015:

By and among:

Party A: Baina Zhiyuan (Beijing) Technology Co., Ltd.

Party B: Baina (Wuhan) Information Technology Co., Ltd.

Party C: YANG Yongzhi ID number: 422123197810104218

Party D: Beijing Changyou Star Digital Technology Co., Ltd.

For the purpose hereof, Party A, Party B, Party C and Party D are referred to each a “party” and collectively herein as the “parties”.

Whereas

1	Party A is a wholly foreign-owned limited liability company legally established and validly existing under the laws of the People’s Republic of China.

2	Party B is a limited liability company legally established and validly existing under the laws of the People’s Republic of China; Party C and Party D are Party B’s shareholders.

3	Party A and Party B have concluded business relationships through the Exclusive Technology Consulting and Services Agreement and other agreements, under which, Party B shall pay all kinds of prices to Party A. Therefore, Party B’s daily operational activities will have substantial impacts on its ability to make corresponding payments to Party A.

Therefore, the parties hereto agree as follows for mutual compliance through friendly consultations and in the principles of equality and mutual benefit:

I.	Omissions

In order to guarantee Party B’s performance of various agreements between Party A and Party B and of various obligations to Party A, Party B and its shareholders Party C and Party D hereby agree that, without prior written consent of Party A or other parties designated by Party A, Party B will not undertake any transactions possibly having substantial influence on its assets, operations, personnel, obligations, rights or the company’s operations, including but not limited to the following:

1.	it will not sell, transfer, mortgage or otherwise dispose of any assets, business or income, or allow to create any other security interests thereon (except those during normal or daily business course or disclosed to Party A and obtained Party A’s prior written consent);

2.	reach any transactions materially having adverse effects on its assets, liabilities, operations, equity and other legitimate rights (except those during normal or daily business course or disclosed to Party A and obtained Party A’s prior written consent).

3.	distribute in any form dividends or bonus to Party B’s shareholders.

4.	incur, inherit, provide guarantee for or allow any debts, except the debts (1) other than borrowing during normal or daily business course; (ii) disclosed to Party A and obtained Party A’s prior written consent.

5.	by the resolutions of shareholders’ meeting, increase or reduce the company’s registered capital, or otherwise change the structure of the registered capital.

6.	supplement, change or modify in any form the company’s articles of association, or change its business scope.

7.	modify or remove any director or to replace any senior officers.

English Translation

8.	alter the company’s normal business program or modify any of the company’s major internal rules and regulations.

9.	make major changes to the company’s business management pattern, marketing strategy, business policy, or customer relations.

10.	conduct any activities beyond the normal scope of business or operate any business of the company by using any manner not consistent with part one or any unusual way.

11.	merge or ally with any person, or purchase, or invest in any person.

II.	Operation Management and Personnel Arrangements

1.	Party B and its shareholders Party C and Party D hereby agree to accept advices on the company’s policies in terms of the company’s staff employment and dismissal, daily management and financial management system and so on provided by Party A from time to time.

2.	Party B and its shareholders Party C and Party D hereby agree that, Party C and Party D will elect the candidate designated by Party A as Party B’s executive director and appoint the persons designated by Party A as its general manager, chief financial officer and other senior officers according to the procedures stipulated in laws and regulations and the company’s articles of association.

3.	If the above director or senior officers of Party A leave, whether voluntarily or dismissed by Party A, they will at the same time disqualified for any of Party B’s post. In such a case, Party B, Party C and Party D will immediately dismiss the above persons from any post taken in Party B, and immediately elect and employ other persons separately specified by Party A.

4.	For the purpose of the third paragraph of this article, Party C and Party D will, in accordance with the laws, the company’s articles of association and the Agreement, take all the necessary internal and external programs in order to complete the above dismissal and appointment process.

5.	Party C and Party D respectively agree that: at the same time of the Agreement, it will sign a Power of Attorney attached, under which, Party C and Party D will irrevocably authorize the individual appointed by Party A and its executive director (hereinafter referred to as “Party A’s Representative”), to exercise its rights as a shareholder on his behalf and all shareholders’ voting rights enjoyed by shareholders at Party B’s shareholders’ meeting in the name of shareholders. Party C and Party D further agree to replace at any time Party A’s Representative authorized in the above Power of Attorney as required by Party A.

III.	Entire Agreement and Modifications

1.	The parties hereby confirm that the Agreement is fairly and reasonably made of by and among the parties on the basis of equality and mutual benefit. For all the discussions, negotiations and written agreements by and among the parties with respect to the contents hereof before the conclusion of the Agreement, if inconsistency with the Agreement, the Agreement shall prevail.

2.	Any modification, supplement or change of the Agreement shall be made in writing form and may not take effect before sealed by Party A, Party B and Party D and signed by Party C. The modifications and supplements to the Agreement constitute an integral part hereof and bear the same legal effect as the Agreement.

IV.	Confidentiality

1.	The parties agree to take all reasonable measures to keep confidential the execution, terms and performance the Agreement, and any other party’s confidential information and information understood or accessed in the performance hereof (the “Confidential Information”); without the prior written consent of the providing party, the Confidential Information shall not be disclosed, given or transferred to any third party.

English Translation

2.	For the following information, the above restrictions will not apply:

(1)	materials can be obtained by a general public at the time of disclosure.

(2)	materials can be obtained by a general public after the disclosure not due to the fault of one party hereto.

(3)	materials that are not obtained from the other party directly or indirectly and the party hereto can prove that it has already known before disclosure.

(4)	the party hereto has the duty to make disclosure to the relevant government departments, stock exchanges or other institutions or for its normal operation needs, directly disclose the Confidential Information to the legal and accounting counsel as required by law.

3.	The parties agree that this clause will survive changes, revocation or termination of the Agreement.

V.	Validity and Term

1.	The Agreement will take effect as of the date first written above after sealed by Party A, Party B and Party D and signed by Party C.

2.	Unless Party A early revokes the Agreement, the Agreement is valid for ten years, commencing from the effectiveness date hereof. Before the expiration hereof, the parties shall extend the term of the Agreement as required by Party A at the request of Party A and as required by Party A, separately sign the Business Agreement or continue performing the Agreement.

VI.	Termination

1.	If any agreement between Party A and Party B terminates or expires, Party A shall have the right to terminate all agreements between them, including but not limited to the Exclusive Technology Consulting and Services Agreement.

2.	During the term hereof, Party B and its shareholders, Party C and Party D shall not terminate the Agreement in advance. Party A is entitled to terminate the Agreement at any time by sending prior written notice thirty days in advance to Party B and its shareholders.

3.	The parties may terminate the Agreement upon negotiations.

VII.	Applicable Laws and Disputes Resolution

1.	Applicable Laws

Conclusion, validity, performance, interpretation, and disputes resolution of the Agreement shall be governed by the laws of China.

2.	Arbitration

If and in the event that the parties hereto have disputes on the interpretation and performance of the terms hereunder, the parties shall solve the same upon negotiations in good faith. Where an agreement fails to be concluded within thirty days after one party requests in writing to settle the disputes through negotiation, either party agrees to submit the said disputes to China International Economic and Trade Arbitration Commission for arbitration under its arbitration rules then in force. Arbitration place is Beijing and the arbitration will be proceeded in Chinese. The arbitral award is final and binding on all parties hereto. This article will survive the termination or revocation of the Agreement.

English Translation

VIII.	Force Majeure

1.	“Force Majeure” means all events that cannot be controlled or predicted by any party hereto, or even predictable but inevitable, and hinder that party from fulfilling its obligations hereunder in whole or in part. Such events include but are not limited to any strike, factories closure, explosion, marine perils, natural disasters or public enemy, fires, floods, sabotage, accidents, war, riot, insurrection, and any other similar events.

2.	Where any Force Majeure events occur, leading to the affected party’s inability to perform any obligations under the Agreement, during the period when the force majeure event lasts, the obligations hereunder therefore blocked shall be suspended, and the performance date shall be automatically extended to the end of the force majeure event, and the affected party will not be subject to any penalty.

3.	In case of any Force Majeure, the affected party shall immediately notify the other party in written form, and provide appropriate evidence proving the occurrence of that Force Majeure and its duration. The affected party shall use all reasonable efforts to terminate the Force Majeure.

4.	When any Force Majeure occurs, the parties shall immediately negotiate to find a fair solution, and shall also use all reasonable efforts to minimize the consequences of that Force Majeure.

5.	If the Force Majeure event lasts for over ninety days, and the parties failed to agree on a fair solution, either party is entitled to terminate the Agreement. If the Agreement is terminated according to the foregoing provisions, there will be no new rights or obligations, but the rights and obligations incurred before the termination of the Agreement will survive the termination hereof.

IX.	Miscellaneous

1.	For any decisions involving in Party A’s written consent, proposals, designation and others having important impacts on Party B’s day-to-day operations, they shall be made by Party A’s executive director.

2.	Party C and Party D promise that, regardless of any changes to Party C’s or Party D’s shareholdings in Party B in the future(except zero), the Agreement shall still be binding upon Party C and Party D, and the Agreement applies to all equity held by Party C and Party D at then time.

3.	Notices

All notices or other communications as required in the Agreement shall be in writing in Chinese and delivered by personal delivery (including EMS) or registered airmail. Where the mailing address is changed without written notice, all notices and communications shall be sent to the following address:

Party A: Baina Zhiyuan (Beijing) Technology Co., Ltd.

Address: South 2-1-6, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing

Zip code: 100000

Party B: Baina (Wuhan) Information Technology Co., Ltd.

Address: 3/F, Building A2, Financial Harbor Phase I, No.77 Optics Valley Avenue, East Lake High-tech Development Zone, Wuhan, Hubei

Zip code: 430000

Party C: YANG Yongzhi

Address: No.14 South Avenue, Chaoyang Gate, Foreign Enterprise Service Company, Chaoyang District, Beijing

Zip code: 100000

Party D: Beijing Changyou Star Digital Technology Co., Ltd.

English Translation

Address: Room A-1049, 2/F, No.3 Building, No.30 Yard, Shixing Street, Shijingshan District, Beijing

Zip code: 100043

4.	Notice and Service

Notices and communications shall be considered served:

(1)	on the receipt of the receiving party if by personal delivery (including EMS).

(2)	on the third day as of the date shown on the post office’s receipt if by registered mail.

5.	Severability

Without prejudice to other provisions of the Agreement, if any provision of the Agreement or any part thereof is held invalid, illegal, or unenforceable, or violates public benefits, the validity, legality, and enforceability of the remainder hereof will not be affected or damaged thereby. All parties shall sincerely negotiate a clause to the satisfaction of all parties to replace the invalid one.

6.	Successors

The Agreement is binding on the parties’ legal successors and assignees.

7.	Waiver

Any one party’s failure to exercise or timely exercise the rights under the Agreement may not be considered as a waiver of those rights and any single exercise will not affect that party’s exercise of any other rights in the future.

8.	Language and Counterparts

The Agreement is made in four copies in Chinese of the same legal effect. Each party holds one.

(The remainder of this page is intentionally left blank.)

English Translation

(Signature Page of the Business Agreement)

Party A: Baina Zhiyuan (Beijing) Technology Co., Ltd.

(Seal)

Party B: Baina (Wuhan) Information Technology Co., Ltd.

(Seal)

Party C: YANG Yongzhi

(Seal)

Party D: Beijing Changyou Star Digital Technology Co., Ltd.

(Seal)